UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2022

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 18th Avenue South, Suite A Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this Current Report on Form 8-K, other than purely historical information, by the Registrant and any statements relating to the Registrant’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “should,” “could,” “potential,” or similar expressions. The forward-looking statements contained in this filing are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. This Current Report should be read in conjunction with the risks and cautionary statements discussed or identified in the Registrant’s public filings with the SEC from time to time, including the Registrant’s most recent Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Reports on Form 10-Q. The Registrant’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, the Registrant expressly disclaims any intent or obligation to update or revise publicly these forward-looking information or statements.

Item 1.01 Entry into Material Definitive Agreement.

On July 7, 2022, American Rebel Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with one institutional buyer appearing on the signature page thereto (the “Buyer”) for the purchase and sale of, subject to customary closing conditions, (i) an aggregate of 509,311 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) prefunded warrants (the “Prefunded Warrants”) that are exercisable into 11,202,401 shares of Common Stock (the “Prefunded Warrant Shares”) and (iii) warrants (the “Warrants”) to initially acquire up to 23,423,424 shares of Common Stock (the “Warrant Shares”) (representing 200% of the Common Shares and Prefunded Warrant Shares) in a private placement offering (the “Private Placement”).

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The aggregate purchase price for the Common Shares, Prefunded Warrants and the Warrants to be purchased by the Buyer shall be equal to (i) $1.11 for each Common Share (and related Warrants) purchased by such Buyer, or (ii) $1.10 for each Prefunded Warrant (and related Warrants) purchased by the Buyer, which Prefunded Warrants are exercisable into Prefunded Warrant Shares at the initial Exercise Price (as defined in the Prefunded Warrant) of $0.01 per Prefunded Warrant Share in accordance with the Prefunded Warrant.

The proceeds to the Company from the Private Placement are anticipated to be approximately $13 million, which the Company intends to use primarily to fund the Company’s previously announced acquisition of the Champion Safe Entities, as well as for general working capital and administrative purposes.

The consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions. A copy of the Purchase Agreement is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 10.1.

The form of Warrant issued in the Private Placement is attached as Exhibit 10.2 to this Current Report. The Warrant has an exercise price of $0.86 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Purchase Agreement. The Warrant will be exercisable commencing on the date of issuance, and will expire five years from the date of issuance.

The form of Prefunded Warrant issued in the Private Placement is attached as Exhibit 10.3 to this Current Report. The Prefunded Warrant has an initial exercise price of $0.01 per Prefunded Warrant Share, is to be pre-funded to the Company on or prior to the initial exercise date of the Prefunded Warrant and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Prefunded Warrant Share) is required to be paid by the Buyer to exercise the Prefunded Warrant.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Buyer to register the Common Shares and the shares of Common Stock underlying the Warrants issued in the Private Placement for resale. The form of the Registration Rights Agreement is attached to this Current Report as Exhibit 10.4.

The Common Shares, the Warrant and underlying Warrant Shares, the Prefunded Warrant and the Prefunded Warrant Shares (collectively, the “Securities”), each to be issued by the Company pursuant to the Purchase Agreement, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

The foregoing summaries of the terms of the Purchase Agreement, the Warrant, the Prefunded Warrant and the Registration Rights Agreement are subject to, and qualified in their entirety by, the forms of such documents, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

The Company engaged EF Hutton, a division of Benchmark Investments, LLC (“EF Hutton” or the “Placement Agent”), as the Company’s placement agent for the Private Placement. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, during the Term (including any extensions thereof) and additionally for a period of 360 days after the Closing of the Placement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

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The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties each respective agreements and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to each respective agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of the applicable transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions in each such agreement as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02 Unregistered Sale of Securities

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Common Shares, Prefunded Warrants and Warrants will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(D) of Regulation D thereunder.

Item 8.01 Other Events.

On July 7, 2022, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1#	Securities Purchase Agreement, dated July 7, 2022, between American Rebel Holdings, Inc. and the Armistice Capital Master Fund Ltd.
10.2	Form of Warrant
10.3	Form of Prefunded Warrant
10.4	Form of Registration Rights Agreement
99.1	Press Release
104	Cover Page Interactive Data File

# Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: July 8, 2022	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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